Acquisition of Davidson Trust Company
Stock Purchase Agreement executed February 3, 2012
Closing to occur after all regulatory approvals, expected to close in the 2 Quarter 2012
Purchase price $10.5 Million in cash. Holdback 30% paid over 18 months
Expected to be accretive to earnings per share in the first 12 months, excluding one time merger costs
Profile:
Approximately $1 Billion in assets under management and supervision
30 year history in market
80% Investment Management; 20% Fiduciary Trust
Long standing relationships
Experienced staff and professionals
Significant cross selling opportunities
Exhibit 99.2
nd